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                                                                EXHIBIT 23.7

                        Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 9, 1999 for Britannia Data Management Limited included in Iron Mountain Incorporated's Form 8-K/A filed with the Securities and Exchange Commission on March 22, 1999 and to all references to our Firm included in this registration statement.


                                       /s/  Robson Rhodes
                                            Chartered Accountants

Birmingham, England
July 2, 1999